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                                                                    EXHIBIT 23.2


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Aearo Company I on Form S-4 of our report dated June 7, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the change in the method of accounting for goodwill and other intangible assets as discussed in
Note 2 to the consolidated financial statements), appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.


/s/ DELOITTE & TOUCHE LLP
Indianapolis, Indiana
June 18, 2004